UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 3, 2011
(Date of earliest event reported)

VITACOST.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34468	37-1333024
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5400 Broken Sound Blvd. NW – Suite 500
Boca Raton, Florida 33487-3521

 (Address of Principal Executive Offices)

(561) 982-4180

 (Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 3, 2011, Vitacost.com Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) indicating that the Company has not held its annual meeting of stockholders within the timeframe allowed under the NASDAQ Listing Rules.  The NASDAQ staff (the “Staff”) has informed the Company that the failure to hold its annual meeting within the allowed timeframe serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market and that the NASDAQ Hearings Panel (the “Panel”) will consider this matter when rendering a decision regarding the Company’s continued listing on The Nasdaq Global Market.  The Company intends to address this issue at the Panel hearing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITACOST.COM INC.

Dated: January 6, 2011	By:	/s/ Stephen E. Markert, Jr.
Stephen E. Markert, Jr.
Interim Chief Financial Officer